Exhibit (h)(20)(vii)

AMENDMENT NO. 6

FUND OF FUNDS INVESTMENT AGREEMENT

Amendment No. 6, dated April 30, 2026 (“Amendment No. 6”), to the Fund of Funds Investment Agreement, dated as of January 19, 2022 (“Agreement”), among EQ Advisors Trust and 1290 Funds (“EQ Trusts”) and WisdomTree Trust.

WHEREAS, the EQ Trusts and WisdomTree Trust desire to amend Appendix A of the Agreement to update the list of Acquiring Funds and Acquired Funds;

NOW THEREFORE, the EQ Trusts and WisdomTree Trust agree to modify and amend the Agreement as follows:

Appendix A. Appendix A to the Agreement, which sets forth the Acquiring Funds and Acquired Funds, is hereby replaced in its entirety by Appendix A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 6 as of the date first above set forth.

EQ Advisors Trust 1290 Funds		WisdomTree Trust

By:	/s/ Kenneth Kozlowski Name: Kenneth Kozlowski Title: Chief Investment Officer and Senior Vice President	By:	/s/ Jonathan Steinberg Name: Jonathan Steinberg Title: President

APPENDIX A

AMENDMENT NO. 6

FUND OF FUNDS INVESTMENT AGREEMENT

Acquiring Funds

EQ ADVISORS TRUST

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity ESG Portfolio

1290 VT Socially Responsible Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

EQ/2000 Managed Volatility Portfolio

EQ/400 Managed Volatility Portfolio

EQ/500 Managed Volatility Portfolio

EQ/AB Dynamic Aggressive Growth Portfolio

EQ/AB Dynamic Growth Portfolio

EQ/AB Dynamic Moderate Growth Portfolio

EQ/AB Short Duration Government Bond Portfolio

EQ/AB Small Cap Growth Portfolio

EQ/Aggressive Growth Strategy Portfolio

EQ/All Asset Growth Allocation Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/Balanced Strategy Portfolio

EQ/Capital Group Research Portfolio

EQ/ClearBridge Large Cap Growth ESG Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Conservative Growth Strategy Portfolio

EQ/Conservative Strategy Portfolio

EQ/Core Bond Index Portfolio

EQ/Core Plus Bond Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Small Cap Value Managed Volatility Portfolio

EQ/Global Equity Managed Volatility Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Growth Allocation Portfolio

EQ/Growth Strategy Portfolio

EQ/Intermediate Corporate Bond Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Core Managed Volatility Portfolio

EQ/International Equity Index Portfolio

EQ/International Managed Volatility Portfolio

EQ/International Value Managed Volatility Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Portfolio

EQ/Invesco Global Real Assets Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Janus Enterprise Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Growth Stock Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Core Managed Volatility Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Growth Managed Volatility Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Large Cap Value Managed Volatility Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Long-Term Bond Portfolio

EQ/Loomis Sayles Growth Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Intrinsic Value Portfolio

EQ/MFS Mid Cap Focused Growth Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Mid Cap Value Managed Volatility Portfolio

EQ/Moderate Growth Strategy Portfolio

EQ/Money Market Portfolio

EQ/Morgan Stanley Small Cap Growth Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return ESG Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/Ultra Conservative Strategy Portfolio

EQ/Value Equity Portfolio

EQ/Wellington Energy Portfolio

Equitable Conservative Growth MF/ETF Portfolio

Equitable Growth MF/ETF Portfolio

Equitable Moderate Growth MF/ETF Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Technology Portfolio

1290 FUNDS

1290 Avantis U.S. Large Cap Growth Fund

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 SmartBeta Equity Fund

Acquired Funds

A.DOMESTIC EQUITY ETFs

CORE –

LARGE CAP

Fund Name	Ticker
U.S. LargeCap	EPS
U.S. Quality Dividend Growth	DGRW
U.S. Adaptive Moving Average	WAMA

MID & SMALL CAP

Fund Name	Ticker
U.S. MidCap	EZM
U.S. SmallCap	EES
U.S. SmallCap Quality Dividend Growth	DGRS
U.S. Multifactor	USMF

VALUE - LARGE CAP

Fund Name	Ticker
U.S. LargeCap Dividend	DLIN
U.S. Total Dividend	DTD
U.S. High Dividend	DHS
U.S. AI Enhanced Value	AIVL
U.S. Value	WTV

VALUE - MID & SMALL CAP

Fund Name	Ticker
U.S. MidCap Dividend	DON
U.S. SmallCap Dividend	DES

GROWTH - LARGE CAP

Fund Name	Ticker
U.S. Quality Growth	QGRW

GROWTH - MID & SMALL CAP

Fund Name	Ticker
U.S. MidCap Quality Growth	QMID
U.S. SmallCap Quality Growth	QSML

B.INTERNATIONAL EQUITY ETFs

•	INTERNATIONAL

Fund Name	Ticker
International Equity	DWM
International Multifactor	DWMF
Dynamic International Equity[2]	DDWM
True Developed International[3]	DOL
International AI Enhanced Value	AIVI
International High Dividend	DTH
International Hedged Quality Dividend Growth	IHDG
International Quality Dividend Growth	IQDG
International Adaptive Moving Average	WIMA

•	INTERNATIONAL MID & SMALL CAP

Fund Name	Ticker
International SmallCap Dividend	DLS
Dynamic International SmallCap Equity[4]	DDLS
International MidCap Dividend	DIM

•	GLOBAL

Fund Name	Ticker
Global ex-U.S. Quality Growth[5]	DNL
Global High Dividend	DEW
New Economy Real Estate	WTRE
GeoAlpha Opportunities	GEOA
Global Defense	WDGF

•	REGIONAL/SINGLE COUNTRY

Fund Name	Ticker
Japan Hedged Equity	DXJ
Europe Hedged Equity	HEDJ
Europe Quality Dividend Growth	EUDG
European Opportunities[6]	OPPE
Japan Opportunities[7]	OPPJ
Europe Defense	WDEF
Asia Defense	WDAF

•	REGIONAL/SINGLE COUNTRY SMALL CAP

Fund Name	Ticker
Japan SmallCap Dividend	DFJ
Europe SmallCap Dividend	DFE

C.EMERGING MARKETS EQUITY ETFs

•	EMERGING MARKETS

Fund Name	Ticker
Emerging Markets High Dividend	DEM
Emerging Markets Quality Dividend Growth	DGRE
Emerging Markets SmallCap Dividend	DGS
Emerging Markets Multifactor	EMMF
True Emerging Markets[1]	XC
Emerging Markets ex-State-Owned Enterprises	XSOE

•	REGIONAL/SINGLE COUNTRY

Fund Name	Ticker
China ex-State-Owned Enterprises	CXSE
India Earnings	EPI
India Hedged Equity	INDH

D.FIXED INCOME ETFs

•	STRATEGIC CORE/CORE PLUS

Fund Name	Ticker
Yield Enhanced U.S. Aggregate Bond	AGGY
Interest Rate Hedged U.S. Aggregate Bond	AGZD
Yield Enhanced U.S. Short-Term Aggregate Bond	SHAG
Voya Yield Enhanced USD Universal Bond	UNIY

•	GOVERNMENT STRATEGIES

Fund Name	Ticker
Floating Rate Treasury	USFR
7-10 Year Laddered Treasury	USIN
1-3 Year Laddered Treasury	USSH

•	MUNICIPAL BONDS

Fund Name	Ticker
Core Laddered Municipal	WTMU
High Income Laddered Municipal	WTMY

•	SECURITIZED SECTOR

Fund Name	Ticker
Mortgage Plus Bond	MTGP

•	CREDIT

Fund Name	Ticker
Interest Rate Hedged High Yield Bond	HYZD
U.S. Short-Term Corporate Bond	QSIG
U.S. Corporate Bond	QIG
U.S. High Yield Corporate Bond	QHY

•	EMERGING MARKETS

Fund Name	Ticker
Emerging Markets Local Debt	ELD
Emerging Markets Corporate Bond	EMCB

•	CURRENCY STRATEGIES

Fund Name	Ticker
Emerging Currency Strategy	CEW
Bloomberg U.S. Dollar Bullish	USDU

E.ALTERNATIVE ETFs

•	MANAGED FUTURES

Fund Name	Ticker
Managed Futures Strategy	WTMF

•	OPTION-BASED

Fund Name	Ticker
Target Range	GTR
Equity Premium Income[8]	WTPI

•	COMMODITY

Fund Name	Ticker
Enhanced Commodity Strategy	GCC

F.CAPITAL EFFICIENT ETFs

•	CORE

Fund Name	Ticker
U.S. Efficient Core	NTSX
International Efficient Core	NTSI
Emerging Markets Efficient Core	NTSE
Efficient U.S. Plus International Equity	NTSD

•	GOLD AND COMMODITIES

Fund Name	Ticker
Efficient Gold Plus Equity Strategy	GDE

Fund Name	Ticker
Efficient Gold Plus Gold Miners Strategy	GDMN
Efficient TIPS Plus Gold	GDT

•	LONG/SHORT

Fund Name	Ticker
Efficient Long/Short U.S. Equity	WTLS

G.THEMATIC ETFS

•	MEGATREND ETFs

Fund Name	Ticker
Cloud Computing	WCLD
Cybersecurity	WCBR
BioRevolution	WDNA
Artificial Intelligence and Innovation	WTAI
Quantum Computing	WQTM

1	Formerly known as Emerging Markets ex-China Fund.
2	Formerly known as Dynamic Currency Hedged International Equity Fund.
3	Formerly known as International LargeCap Dividend Fund.
4	Formerly known as WisdomTree Dynamic Currency Hedged International SmallCap Equity Fund.
5	Formerly known as WisdomTree Global ex-U.S. Quality Dividend Growth Fund.
6	Formerly known as WisdomTree Europe Hedged SmallCap Equity Fund (EUSC).
7	Formerly known as WisdomTree Japan Hedged SmallCap Equity Fund (DXJS).
8	Formerly known as WisdomTree PutWrite Strategy Fund (PUTW).